Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2006 relating to the financial statements and financial statement schedule, which appear in Tampa Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Tampa, Florida

March 2, 2006